EXHIBIT 32

CERTIFICATE PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002 (18-U.S.C. § 1350)

Each, Steven R. Downing, Chief Executive Officer of Gentex Corporation, and Kevin C. Nash, Chief Financial Officer of Gentex Corporation, certify to the best of their knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1) The quarterly report on Form 10-Q for the quarterly period ended June 30, 2020, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this quarterly report on Form 10-Q of the quarterly period ended June 30, 2020, fairly presents, in all material respects, the financial condition and results of operations of Gentex Corporation.

Dated: August 7, 2020

GENTEX CORPORATION

By /s/ Steven R. Downing
Steven R. Downing
Its Chief Executive Officer

By /s/ Kevin C. Nash
Kevin C. Nash
Its Chief Financial Officer